EXHIBIT 11

                       CONSENT OF INDEPENDENT CERTIFIED
                              PUBLIC ACCOUNTANTS

We have issued our report dated April 9, 1996, accompanying the consolidated financial statements and schedule incorporated by reference in the Annual Report of Lakeland Industries, Inc. and Subsidiaries on Form 10-K for the fiscal year ended January 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Lakeland Industries, Inc. and Subsidiaries on Form S-8 (File No. 33-92564, effective May 15, 1995).

/s/ Grant Thornton LLP
GRANT THORNTON LLP

Melville, New York
April 25, 1996